UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2014

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On February 20, 2014, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) increased the number of directors on the Board to 11 and appointed P. Robert Bartolo to the Board as a Class I director. Mr. Bartolo has not yet been appointed to any committees of the Board, although the Board may appoint him to one or more committees in the future. Mr. Bartolo served as a portfolio manager in the U.S. Equity Division of T. Rowe Price from March 2005 to January 2014. During such time, Mr. Bartolo also served as an executive vice president of the U.S. Growth Stock Fund (and chairman of the fund’s Investment Advisory Committee) and also served as a vice president of T. Rowe Price Group, Inc. Mr. Bartolo has earned the Chartered Financial Analyst designation.

ITEM 7.01 – REGULATION FD DISCLOSURE

On February 20, 2014, the Company issued a press release announcing the appointment of P. Robert Bartolo to the Board. The press release is furnished herewith as Exhibit 99.1 to this Form 8-K. See also Item 5.02 of this Form 8-K.

On February 20, 2014, the Company issued a press release announcing the declaration of a quarterly dividend of $0.35 per share of Company common stock, par value $0.01 per share, payable on March 31, 2014 to stockholders of record at the close of business on March 20, 2014. The press release is furnished herewith as Exhibit 99.2 to this Form 8-K.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

As described in Item 7.01 of this Report, the following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated February 20, 2014

99.2	Press Release dated February 20, 2014

The information in Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President
and General Counsel

Date: February 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 20, 2014

99.2	Press Release dated February 20, 2014

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